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                                                                    EXHIBIT 99.1

                         PROXY/VOTING INSTRUCTION CARD

                                 WORLDCOM, INC.
                            500 CLINTON CENTER DRIVE
                           CLINTON, MISSISSIPPI 39056

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          ANNUAL MEETING OF SHAREHOLDERS,           ,           , 2001

    The undersigned hereby with respect to all shares of common stock and series B preferred stock of WorldCom, Inc. (the "Company") which the undersigned may be entitled to vote, constitutes and appoints Bernard J. Ebbers and
Scott D. Sullivan, and each of them, with full power of substitution, the true and lawful attorneys-in-fact, agents and proxies of the undersigned to vote at
the Annual Meeting of Shareholders of the Company, to be held on,           ,
          , 2001 commencing at 10:00 a.m. local time, at 500 Clinton Center Dr., Clinton, Mississippi, and at any and all adjournments or postponements thereof, according to the number of votes which the undersigned would possess if personally present, for the purposes of considering and taking action upon the following, as more fully set forth in the Proxy Statement/Prospectus of the
Company dated           , 2001, receipt of which is hereby acknowledged.

THIS PROXY/VOTING INSTRUCTION CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED FOR PROPOSALS 1, 2 AND 4, WILL BE DEEMED AN INSTRUCTION TO VOTE, FOR THE ELECTION OF ALL NOMINEES UNDER
PROPOSAL 3, AND WITH RESPECT TO PROPOSAL 5, WILL BE VOTED AT THE DISCRETION OF THE BOARD OF DIRECTORS.

                                          WorldCom, Inc.
                                          Post Office Box 11494
                                          New York, NY 10203-0494

                    (Continued, and to be signed and dated on the reverse side.)
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                         VOTE BY INTERNET OR TELEPHONE
                         24 HOURS A DAY--7 DAYS A WEEK
               SAVE YOUR COMPANY MONEY--IT'S FAST AND CONVENIENT

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TELEPHONE                                                             INTERNET
1-800-650-3514                                                OR      http://proxy.shareholder.com/wcom
                                                                      ---------------------------------------------------------
Use any touch-tone telephone.                                         Go to the website address listed above.
Have your proxy/voting instruction card ready.                        Have your proxy/voting instruction card ready.
Enter your Control Number located in the box below.                   Enter your control number located in the box below.
Follow the simple recorded instructions.                              Follow the simple instructions on the website.

                                                                      MAIL
                                                              OR      Mark, sign and date your proxy/voting instruction card.
                                                                      Detach your proxy/voting instruction card.
                                                                      Return your proxy/voting instruction card in the
                                                                      postage-paid envelope provided.
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    Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
If you have submitted your proxy by the Internet or telephone, there is no need for you to mail back your proxy card.

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          CONTROL NUMBER
 FOR INTERNET / TELEPHONE VOTING    THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 1
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                                    1.  Approval of the articles of          FOR / /          AGAINST / /        ABSTAIN / /
                                        amendment to the Company's
                                        charter to create the WorldCom
                                        group stock and MCI group
                                        stock.

Address Change                      THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 2
and/or Comments Mark Here / /       2.  Approval of the articles of          FOR / /          AGAINST / /        ABSTAIN / /
                                        amendment to the Company's
                                        charter to amend the fair
                                        price provisions of the
                                        Company's charter.

                                    3.  Election of Directors           / / FOR all        / / WITHHOLD       / / *EXCEPTIONS
                                                                            nominees           AUTHORITY to
                                                                            listed below       vote for all
                                                                                               nominees
                                                                                               listed below

                                    Nominees: Clifford L. Alexander, Jr., James C. Allen, Judith Areen, Carl J. Aycock,
                                    Ronald R. Beaumont, Max E. Bobbitt, Bernard J. Ebbers, Francesco Galesi, Stiles A.
                                    Kellett, Jr., Gordon S. Macklin, Bert C. Roberts, Jr., John W. Sidgmore and Scott D.
                                    Sullivan. (INSTRUCTION: To withhold authority to vote for any individual nominee, mark the
                                    "Exceptions" box and write that nominee's name in the space provided below.)
                                    *Exceptions ----------------------------------
                                    THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 4

                                    4.  Approval of the adoption of          FOR / /          AGAINST / /        ABSTAIN / /
                                        the MCI Group 2001 Employee
                                        Stock Purchase Plan as
                                        described in the accompanying
                                        proxy statement/prospectus
                                        under "Proposal 4--Adoption of
                                        MCI Group 2001 Employee Stock
                                        Purchase Plan Proposal."

                                    5.  In their discretion with respect to such other business as properly may come before the meeting or any adjournments thereof.
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                                        Please sign exactly as name(s) appear on
                                        this proxy/voting instruction card. When
                                        shares are held by joint tenants, both
                                        should sign. When signing as
                                        attorney-in-fact, executor,
                                        administrator, personal representative,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by President
                                        or other authorized officer. If a
                                        partnership, please sign in partnership
                                        name by authorized person.

                                        Dated
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                                        2001
                                        Signed
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                                        Signed
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                                        VOTES MUST BE INDICATED (X) IN BLACK OR
                                        BLUE INK. /X/

   SIGN, DATE AND RETURN THE PROXY/VOTING INSTRUCTION CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.